Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-214320, 333-237106 and 333-254026) of Adient plc of our report dated June 22, 2020 relating to the consolidated financial statements of Yanfeng Adient Seating Co., Ltd., which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China

June 25, 2021